As Filed Electronically with the Securities and Exchange Commission on April 9, 2013

Registration No. 333-160849

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

AMERICAN DEFENSE SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)
3790 (Primary Standard Industrial Classification Code Number)
83-0357690 (IRS Employer Identification No.)
420 McKinney Parkway Lillington, North Carolina 27546 (910) 514-9701 (Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Dale S. Scales

Chief Executive Officer and President

American Defense Systems, Inc.

420 McKinney Parkway

Lillington, North Carolina 27546

(910) 514-9701

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copies to:

John C. Jaye

Parker Poe Adams & Bernstein LLP

Three Wells Fargo Center

401 South Tryon Street, Suite 3000

Charlotte, North Carolina 28202

Telephone: (704) 372-9000

(Approximate Date of Commencement of Proposed Sale to the Public): N/A

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:      .

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer .	Accelerated filer .
Non-accelerated filer . (Do not check if a smaller reporting company)	Smaller reporting company X .

EXPLANATORY NOTE

This Post-Effective Amendment relates to the Registration Statement on Form S-1 (File No. 333-160849) filed by American Defense Systems, Inc. (the “Company”) on July 28, 2009, as amended by Post-Effective Amendment No.1 filed on August 6, 2009 (the “Registration Statement”).  The Company has terminated the offering of its securities pursuant to the Registration Statement.  In accordance with undertakings made by the Company in the Registration Statement to remove from registration, by means of post-effective amendment, any securities that had been registered for issuance but remain unsold at the termination of the offering, the Company hereby removes from registration any and all securities registered but unsold under the Registration Statement as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this post-effective amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lillington, State of North Carolina, on April 9, 2013.

AMERICAN DEFENSE SYSTEMS, INC.

(Registrant)

By:    /s/ Dale S. Scales

Dale S. Scales

Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Dates

/s/ Dale S. Scales	Chief Executive Officer, President (principal executive officer) and Director	April 9, 2013
Dale S. Scales

/s/ Gary Sidorsky	Chief Financial Officer (principal financial officer and accounting officer)	April 9, 2013
Gary Sidorsky

/s/ Joseph Van Hecke	Director	April 9, 2013
Joseph Van Hecke

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